Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(including the Associated Series A Junior Participating
Preferred Stock Purchase Rights)
of
POSSIS MEDICAL, INC.
Pursuant to the Offer to Purchase
Dated February 25, 2008
by
PHOENIX ACQUISITION CORP.
a wholly-owned subsidiary of
MEDRAD, INC.
an indirect, wholly-owned subsidiary of
BAYER AKTIENGESELLSCHAFT

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $.40 per share, of Possis Medical, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telex, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Facsimile Transmission (for Eligible Institutions only): (201) 680-4626

Confirm by Telephone: (201) 680-4860

By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Boulevard Jersey City, NJ 07310	By Mail: Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	By Hand: Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:  The undersigned hereby tenders to Phoenix Acquisition Corp., a Minnesota corporation (“Purchaser”), which is a wholly-owned subsidiary of MEDRAD, Inc., a Delaware corporation (“Parent”), which is an indirect, wholly-owned subsidiary of Bayer Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 25, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.40 per share (the “Shares”), of Possis Medical, Inc., a Minnesota corporation (the “Company”), specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger dated as of February 11, 2008, among Parent, Purchaser and the Company, as amended by Amendment No. 1 dated February 20, 2008 (as amended, the “Merger Agreement”).

Number of Shares: Certificate Numbers (if available) If delivery will be by book-entry transfer: Name of Tendering Institution Account Number	SIGN HERE Signature(s) (Name(s)) (Please Print) (Addresses) (Zip Code) (Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated  , 200

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